EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

I, Mitchell C. Hochberg, the Chief Executive Officer and Chairman of the Board of Directors of Lightstone Value Plus Real Estate Investment Trust V, Inc. (Formerly Behringer Harvard Opportunity REIT II, Inc.); (the “Company”) certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1) The Annual Report on Form 10-K of the Company for the year ended December 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C 78m); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mitchell C. Hochberg

Mitchell C. Hochberg

Chief Executive Officer

(Principal Executive Officer)

Date: March 30, 2020